Exhibit 3.02

                                    BYLAWS OF
                                PI SERVICES, INC.

                               ARTICLE I: OFFICES

1.1 REGISTERED OFFICE The registered office shall be in the City of Carson City, County of Carson City, State of Nevada.

1.2 ADDITIONAL OFFICES.. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                       ARTICLE II: SHAREHOLDERS' MEETINGS

2.1      ANNUAL MEETINGS

         Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders entitled to vote may call a regular meeting of shareholders by delivering to the President or Treasurer a written demand for a regular meeting. Within thirty
(30) days after the receipt of such written demand by the President or Treasurer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the corporation.

2.2      SPECIAL MEETINGS

         Special meetings of the shareholders for any purpose may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than twenty percent (20%) of the voting power of the Corporation. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designated in the notice of meeting. No business shall be transacted at any special meeting of the shareholders except as is specified in the notice calling for such special meeting.

2.3      NOTICE OF MEETINGS

         2.3.1 Notices of meetings, annual or special, to shareholders entitled to vote shall be given in writing and signed by the President or a Vice-President or the Secretary or the Assistant Secretary, or by any other natural person designated by the Board of Directors.

         2.3.2 Such notices shall be sent to the shareholder's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, not less than ten (10) nor more than sixty (60) days before such meeting. Such notice shall be deemed delivered, and the time of the notice shall begin to run, upon being deposited in the mail.

         2.3.3 Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting, and in case of a special meeting shall state the purpose(s) for which the meeting is called.

         2.3.4 When a meeting is adjourned to another time, date or place, notice of the adjourned meeting need not be given if announced at the meeting at which the adjournment is given.

         2.3.5 Any shareholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

         2.3.6 No notice is required for matters handled by the consent of the shareholders pursuant to NRS 78.320.

         2.3.7 No notice is required of the annual shareholders meeting, or other notices, if two annual shareholder notices are returned to the corporation undelivered pursuant to NRS 78.370(7).

2.4      CONSENT TO SHAREHOLDER MEETINGS AND ACTION WITHOUT MEETING

         2.4.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

         2.4.2 The transactions of any meeting of shareholders, however called and noticed, shall be valid as though if taken at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of such meeting, or an approval of the minutes thereof.

         2.4.3 Any action that could be taken by the vote of shareholders at a meeting, may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power (NRS 78.320), and any actions at meetings not regularly called shall be effective subject to the ratification and approval provisions of NRS 78.325.

         2.4.4 All such waivers, consents or approvals shall be filed with the corporate records, or made a part of the minutes of the meeting.

2.5      QUORUM

         The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

2.6      VOTING RIGHTS

         Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, each shareholder shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation, and the affirmative vote of a majority of voting shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.7      PROXIES

         Subject to the limitation of NRS 78.355, every person entitled to vote or to execute consents may do so either in person or by proxy executed by the person or by his duly authorized agent.

                       ARTICLE III: DIRECTORS - MANAGEMENT

3.1      POWERS

         Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Nevada as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director.

3.2      ELECTION AND TENURE OF OFFICE

         The number of Directors which shall constitute the whole board shall be one (1)

         The number of Directors may from time to time be increased to not less than one (1) nor more than nine (9) by action of the Board of Directors. The Directors shall be elected at the annual meeting of shareholders and except as provided in Section 3.3 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders. A Director need not be a resident of the State of Nevada.

3.3      REMOVAL AND RESIGNATION

         3.3.1 Any Director may be removed either with or without cause, as provided by NRS 78.335.

         3.3.2 Any Director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4      VACANCIES

         Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though such action by less than a quorum or by a sole remaining Director shall be adequate, and each Director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose. The shareholders may at any time elect a Director to fill any vacancy not filled by the directors.

3.5      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

         Meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and all such Directors shall be deemed to be present in person at the meeting, so long as all Directors participating in the meeting can hear one another.

3.6      ANNUAL ORGANIZATIONAL MEETINGS

         The annual organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders. No notice of such meetings need be given.

3.7      OTHER REGULAR MEETINGS

         There shall be no requirement for the Board of Directors to hold regular meetings, other than the annual organizational meeting.

3.8      SPECIAL MEETINGS - NOTICES

         3.8.1 Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice President or by any two Directors.

         3.8.2 Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or other form of written communication at least forty-eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

3.9      CONSENT TO DIRECTORS MEETINGS AND ACTION WITHOUT MEETING

         3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

         3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the Directors are present, or if a quorum is present and either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

         3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         3.9.4 All such waivers, consents, or approvals shall be filed with the Corporate records or made part of the minutes of the meeting.

3.10     QUORUM AND VOTING RIGHTS

         So long as the Board of Directors is composed of one or two Directors, one of the authorized Directors constitutes a quorum for the transaction of business. If there are three or more Directors, a majority thereof shall constitute a quorum. Except as may be otherwise provided in the Corporation's Articles of Incorporation, Bylaws or by the Laws of the State of Nevada, the affirmative vote of a majority of Directors represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or resolution or for the determination of all questions and business which shall come before the meeting.

3.11     COMPENSATION

         Directors may receive such reasonable compensation for their services as Directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors. No such payment shall preclude a Director from serving in any other capacity and receiving compensation therefor.

                              ARTICLE IV: OFFICERS
4.1      OFFICERS

         The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors, in their discretion, may also appoint a Chair of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The Board may choose not to fill any of the other officer positions for any period.

4.2      APPOINTMENT AND TERM OF OFFICE

         The officers of the corporation shall be appointed by the Board of Directors at the first meeting of the Directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

4.3      REMOVAL

         Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4      VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

4.5      CHAIR OF THE BOARD

         The Chair of the Board, if there be such an office, shall, if present, preside at all meetings of the Board of Directors and meetings of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board of Directors. In the event that there is no Chair of the Board designated or present, the Secretary of the Board of Directors shall preside over the meeting, or if there is no Secretary of the Board of Directors designated or present at the meeting, the Directors present at any meeting of the Board of Directors shall designate a Director of their choosing to serve as temporary chair to preside over the meeting.

4.6      CHIEF EXECUTIVE OFFICER

         Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Executive Officer shall be: To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation; To see that all orders and resolutions of the Board of Directors are carried into effect; To maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for the Corporation's shares; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the corporation.

4.7      CHIEF FINANCIAL OFFICER OR TREASURER

         Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors to another person or persons, the powers and duties of the Chief Financial Officer or Treasurer shall be to: keep accurate financial records for the Corporation; deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the board of directors; endorse for deposit all notes, checks, drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefore; disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and the financial condition of the Corporation; and perform all other duties prescribed by the Board of Directors or the Chief Executive Officer.

4.8      PRESIDENT

         Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors. The President shall have the duty to call meetings of the shareholders or Board of Directors, as set forth in Section 3.8.1, above, to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as the President shall deem proper.

4.9      VICE PRESIDENTS

         In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors. In the event there are no Vice Presidents, the Board of Directors may designate a member of the Board of Directors or another officer of the Corporation to serve in such capacity until a new President is appointed.

4.10     SECRETARY

         The Secretary shall: (a) prepare the minutes of the shareholders' and Board of Directors' meetings and keep them in one or more books provided for that purpose; (b) authenticate such records of the Corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder; (f) if requested, sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

4.11     DELEGATION OF AUTHORITY

         The Board of Directors may from time to time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof, except as may be prohibited by law.

4.12     COMPENSATION

         Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

                              ARTICLE V: COMMITTEES

         The Board of Directors may appoint and prescribe the duties of an executive committee and such other committees, as it may from time to time deem appropriate. Such committees shall hold office at the pleasure of the Board.

                  ARTICLE VI: RECORDS AND REPORTS - INSPECTION

6.1      INSPECTION OF BOOKS AND RECORDS

         All books and records provided for by Nevada Revised Statutes shall be open to inspection of the directors and shareholders to the extent provided by such statutes. (NRS 78.105)

6.2      CERTIFICATION AND INSPECTION OF BYLAWS

         The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company in the manner provided by law.

6.3      CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

6.4      ANNUAL REPORT

         No annual report to shareholders shall be required; but the Board of Directors may cause to be sent to the shareholders annual or other reports in such form as may be deemed appropriate by the Board of Directors.

                        ARTICLE VII: AMENDMENTS TO BYLAWS

         New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of either shareholders entitled to exercise a majority of the voting power of the Corporation, or by a majority of the number of Directors authorized to conduct the business of the Corporation.

                          ARTICLE VIII: CORPORATE SEAL

         This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors. The use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document (NRS 78.065)

                        ARTICLE IX: CERTIFICATES OF STOCK

9.1      FORM

         Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

9.2      EXECUTION

         Every certificate for shares must be signed by the President or the Secretary or must be authenticated by facsimile of the signature of the President or Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by an incorporated bank or trust company, either domestic or foreign as registrar of transfers.

9.3      TRANSFER

         Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

9.4      LOST OR DESTROYED CERTIFICATES

         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

9.5      TRANSFER AGENTS AND REGISTRARS

         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

9.6      CLOSING STOCK TRANSFER BOOKS

         The Board of Directors may close the transfer books in their discretion for a period not exceeding the sixty (60) days preceding any meeting, annual or special, of the shareholders, or the date appointed for the payment of a dividend.



                            CERTIFICATE OF SECRETARY
I, Chloe DiVita, the undersigned, the duly elected and acting Secretary of PI Services, Inc., do hereby certify that the above and foregoing Bylaws were adopted as the Bylaws of said Corporation as of the 22nd day of July 2008 by the Directors of said Corporation.

                                             /s/ Chloe DiVita        , Secretary
                                             ------------------------